Mendlowitz Weitsen, LLP, CPAs

K2 Brier Hill Court, East Brunswick, NJ 08816-3341

Tel: 732.613.9700  Fax: 732.613.9705  E-mail: mw@MWLLP.com

www.mwllp.com

CONSENT OF INDEPENDENT PUBLIC AUDITORS

As independent public auditors, we hereby consent to the use in this Post-Effective Amendment Number 5 to the Registration Statement (File No. 811-09053) of THE MP63 FUND, INC., of all references to our firm included in or made a part of this Amendment.

MENDLOWITZ WEITSEN, LLP

East Brunswick, New Jersey

June 26, 2003

MP63Consent2003.doc